UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2009

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52964	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

607 Lakeside Drive, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.

(b)	Not applicable.

(c)  On September 9, 2009, the Board of Directors of Quaint Oak Bancorp, Inc. (the "Company") appointed John J. Augustine, CPA, as Chief Financial Officer of the Company and its wholly owned subsidiary, Quaint Oak Bank (the "Bank").  Mr. Augustine, age 56, has served as a director of the Bank since 2000 and the Company since its formation in 2007.  Mr. Augustine previously served as Senior Manager of Teleflex, Inc., Limerick, Pennsylvania since February 2006, and prior thereto was a self employed consultant for JJA Consulting, Lansdale, Pennsylvania from January 2004 to February 2006.  Mr. Augustine is a licensed certified public accountant and has 18 years of service with financial institutions, including serving as Vice President and Controller for Vista Bancorp, Inc., and Assistant Controller of Germantown Savings Bank.  There are no family relationships between any director or executive officer of the Company and Mr. Augustine, and there are no other disclosures with respect to Mr. Augustine required pursuant to Items 401(b), 401(d), 401(e) or 404(a) of Regulation S-K of the SEC.

(d)	Not applicable.

(e)	Not applicable.

(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: September 11, 2009	By:	/s/Robert T. Strong
Robert T. Strong
President and Chief Executive Officer